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                                                                  EXHIBIT 99.04
                      VOTING AND NON-DISPOSITION AGREEMENT


     THIS VOTING AND NON-DISPOSITION AGREEMENT, ("Agreement") is made and entered into as of August 4, 1996, between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation ("PacifiCare"), and the undersigned stockholder ("Stockholder") of FHP INTERNATIONAL CORP., a Delaware corporation ("FHP").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, PacifiCare, FHP, N-T Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of PacifiCare ("Holdings"), Tree Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings ("FHP Sub"), Neptune Merger Corp., a Delaware corporation and wholly-owned subsidiary of Holdings ("Neptune Sub") have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the mergers of FHP Sub into FHP and Neptune Sub into PacifiCare (the "Merger"). Pursuant to the Merger, shares of Common Stock and Series A Cumulative Convertible Preferred Stock of FHP will be converted into cash and Class A and Class B common stock and Series A Convertible Preferred Stock of Holdings and shares of PacifiCare Class A and Class B common stock shall be converted into Class A and Class B common stock of Holdings in each case in the manner set forth in the Reorganization Agreement. The shares of Class A and Class B Common Stock and Series A Preferred Stock of Holdings are collectively referred to herein as "Holdings Stock."

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding common stock and Series A Cumulative Convertible Preferred Stock of FHP as is indicated on the final page of this Agreement. Such shares, together with shares listed on the final page of this Agreement as to which beneficial ownership is disclaimed and voting and investment control is exercised by others ("Others"), are herein referred to as the "Shares".

     C. PacifiCare desires Stockholder to agree, and in order to induce PacifiCare to enter into the Reorganization Agreement and agree to the Merger, Stockholder is willing to agree, not to (and to use his best efforts to cause Others not to) transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the FHP hereafter and prior to the Expiration Date (as defined in Section 1.1 below) beneficially owned by Stockholder in accordance with the terms hereof, and to vote (and to use his best efforts to cause Others to vote) the Shares and any other such shares of capital stock of FHP so as to facilitate consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing the parties agree as follows:

     1.   AGREEMENT TO RETAIN SHARES.

          1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to (and to use his best efforts to cause Others not to) transfer, sell, exchange or otherwise dispose of any of the


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Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.
 As used herein the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or the Reorganization Agreement shall earlier terminate and (ii) April 30, 1997.

          1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of FHP that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of FHP called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of FHP with respect to any of the following, Stockholder shall vote (and use his best efforts to cause Other to vote) the Shares and any New
Shares: (i) in favor of the adoption and approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the consummation of the Merger not inconsistent with the terms of the Reorganization Agreement, PROVIDED that the terms of the Reorganization Agreement in effect on the date hereof have not been amended or modified without the prior written consent of the undersigned, if the effect of such amendment or modification is to (a) decrease the consideration paid to any holder of the capital stock of FHP (or any holder of an option or right to purchase any such capital stock) (collectively, a "FHP Holder"), (b) decrease the number of shares of Class A Common Stock issuable to any FHP Holder, (c) change the terms of Sections 1.4(d) of the Reorganization Agreement relating to the composition of the post-Closing Board of Directors of Holdings; or (d) change any other term thereof in a manner that would materially and adversely affect Stockholder (the Reorganization Agreement, as it may be amended in accordance with its terms and the foregoing, the Merger and all related matters being the "Merger Proposal"); and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with PacifiCare and its affiliates and against any liquidation or winding up of FHP (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement. Stockholder further agrees to use his best efforts to obtain proxies from all Others within 30 days after the date hereof appointing PacifiCare's President, Chief Operating Officer, Chief Financial Officer and Secretary proxies to vote any shares held by such Other in accordance with the provisions of this Agreement.

     3. IRREVOCABLE PROXY. Stockholder hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints the President, Chief Operating Officer, Secretary and the Chief Financial Officer of PacifiCare, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to the Shares and any New Shares. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are


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hereby revoked and no subsequent proxies will be given with respect to the
Shares or the New Shares. This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law) and is granted in consideration of PacifiCare entering into the Reorganization Agreement. The attorneys and proxies named above are empowered at any time prior to the Expiration Date to exercise all voting and other related rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of FHP's stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger Proposal and against any Opposing Proposal. Stockholder retains the right to vote on all matters other than the Merger Proposal and any Opposing Proposal.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER.
Stockholder hereby represents, warrants and covenants to PacifiCare as follows:

          4.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the shares listed on the final page of this Agreement, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of FHP other than the shares listed on the final page of this Agreement (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

          4.2 NO PROXY SOLICITATIONS. Stockholder, in his capacity as a stockholder of FHP and not as a director or officer of FHP will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement and the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of FHP's stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of FHP with respect to an Opposing Proposal.

     5. ADDITIONAL DOCUMENTS. Stockholder and PacifiCare hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of PacifiCare or Stockholder, as the case may be, to carry out the intent of this Agreement.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     7.   MISCELLANEOUS.

          7.1 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then


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(i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

          7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that PacifiCare will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to PacifiCare upon any such violation, PacifiCare shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to PacifiCare at law or in equity.

          7.5 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     To PacifiCare:

          PacifiCare Health Systems, Inc.
          5995 Plaza Drive
          Cypress, California  90630
          Attention:  President
          Telephone:  (714) 952-1121
          Fax:  (714) 220-3725


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     with copies to:

          Konowiecki & Rank
          First Interstate World Center
          633 West 5th Street
          Los Angeles, CA 90071-2007
          Attention:  Joseph S. Konowiecki, Esq.
          Telephone:  (213) 229-0990
          Fax:  (213) 229-0992

     and

          Cooley Godward Castro Huddleson & Tatum
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA 94306-2155
          Attention:  Michael R. Jacobson, Esq.
          Telephone:  (415) 843-5000
          Fax:  (415) 857-0663

     To Stockholder: to the address set forth below the Stockholder's signature at the last page hereof.

All such notices and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (iv) in the case of mailing, on the fifth business day following such mailing.

          7.6 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within Delaware.

          7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          7.9 TITLES. The titles of the Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.


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          7.10 ATTORNEYS' FEES.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                      PACIFICARE


                                      By   /s/  Alan Hoops
                                           -------------------------------------
                                           President and Chief Executive Officer

                                      STOCKHOLDER:

                                      By   /s/  Jack R. Anderson
                                           -------------------------------------

                                      Stockholder's Address for Notice:
                                      14755 Preston Road, Suite 515
                                      ------------------------------------------
                                      Dallas, Texas  75240
                                      ------------------------------------------
                                      ------------------------------------------
                                      (Print Address)

                                      (214) 386-7350
                                      ------------------------------------------
                                      (Print Telephone Number)

                                      (214) 386-7359
                                      ------------------------------------------
                                      (Print Facsimile Number)

Shares beneficially owned:

SEE EXHIBIT A     shares of Common Stock


Shares beneficially owned:

SEE EXHIBIT A     shares of Series A
Cumulative Convertible Preferred Stock


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                                    EXHIBIT A


                                JACK R. ANDERSON

                       Beneficial Ownership of FHP Shares


Class of Stock                                                          # Shares
--------------                                                          --------
Common Stock Beneficially Owned                                          411,116
Common Stock Beneficially Owned by Others                                408,402

Series A Preferred Stock Beneficially Owned                            1,410,454
Series A Preferred Stock Beneficially Owned by Others                  1,361,340